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                                                                    EXHIBIT 10.1

                    SETTLEMENT AGREEMENT AND MUTUAL GENERAL
                             RELEASE OF ALL CLAIMS


     THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE OF ALL CLAIMS ("Release") is made as of February 12, 1996, in the County of Los Angeles, State of California, by and between Harmony Holdings, Inc., a Delaware corporation ("Harmony") and Gary Horowitz ("Horowitz"), whereby each of the parties, pursuant to Section 1541 of the California Civil Code, extinguishes their rights and claims against the other as herein enumerated.

     In consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

     1.   Release by Harmony.  Harmony, on behalf of itself, and on behalf of
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its directors, officers, agents, principals, employees, attorneys, assigns, parents, subsidiaries, affiliates, divisions, predecessors and successors (collectively "Agents of Harmony") hereby fully and forever releases and discharges Horowitz, and his agents, principals, employees, attorneys, heirs, executors, administrators, affiliates and successors (collectively "Agents of Horowitz") from each, any and all claims, demands, duties, debts, liabilities, liens, obligations, acts, omissions and causes of action, of every type, nature, kind or description, known or unknown, which Harmony and/or the Agents of Harmony might or may hold or claim to exist against Horowitz and/or the Agents of Horowitz, arising out of or in connection with any contract, transaction, act, cause, matter, thing or representation existing at the time of execution hereof, including but not limited to (I) the prior employment of Horowitz, (ii) the termination letter, dated December 19, 1996, terminating Horowitz' employment with Harmony and (iii) the subject matter of the Arbitration; provided, however, that this Release shall not release Horowitz or the Agents of Horowitz from any obligations created in this Release or in that certain Consulting Agreement and Stock Option Agreement, dated as of the date hereof ("Option Agreement"), a photocopy of which is attached hereto as Exhibit "A" and incorporated herein by this reference. Horowitz shall forthwith prepare and file any and all documents that Harmony or the American Arbitration Association may reasonably request in order to evidence the complete and final settlement of the Arbitration, with prejudice.

     2.   Release by Horowitz.  Horowitz, on behalf of himself, and on behalf of
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the Agents of Horowitz, hereby fully releases and discharges Harmony and the
Agents of Harmony, from each, any and all claims, demands, duties, debts, liabilities, liens, obligations, acts, omissions and causes of action, of every type, nature, kind or description, known or unknown, which Horowitz and/or the Agents of Horowitz might or may hold or claim to exist against Harmony and/or the Agents of Harmony, or any shareholders of Harmony who did communicate or whom Horowitz has alleged communicated, directly or indirectly, with any of the directors or officers of Harmony regarding the decision to terminate Horowitz' employment with Harmony, arising out of or in connection with any contract, transaction, act,
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cause, matter, thing or representation existing at the time of execution hereof, including but not limited to (I) the prior employment of Horowitz, (ii) the termination letter, dated December 19, 1996, terminating Horowitz' employment with Harmony and (iii) the subject matter of the Arbitration; provided, however, that this Release shall not release Harmony or the Agents of Harmony from any obligations created in this Release or in the Option Agreement.

     3.   Release of Unknown Claims.  Each party expressly acknowledges that he/
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she/it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, duties, debts, liabilities, liens, obligations, acts, omissions or causes of action and agrees that this Release shall be and remain effective in all respects notwithstanding any such different or additional facts.

     4.   Civil Code Section 1542 Waiver.  Each party expressly acknowledges an
          ------------------------------
awareness of the provisions of California Civil Code Section 1542, and understands the significance and consequences of waiving same, and does hereby expressly waive any and all rights each may have under such Section or any similar law of any State or territory of the United States, which, for purposes of demonstrating each party's intent to so waive, is set forth in full as follows:

     " 1542.   General Release; Extent
               -----------------------

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

By virtue of each party's specific waiver of the above-quoted Section, each party hereby assumes full responsibility for and does execute this Release.

     5.   Voluntary Execution.  Each party expressly acknowledges that he/she/it
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has carefully read this Release and is completely familiar with and understands each and every provision hereof, that this Release is fair and just in all of its particulars, and that he/she/it enters into, executes and accepts this Release freely and voluntarily, without reliance upon any statements, representations, promises, covenants or inducements made by the other, or any of the other's representatives, except as may be provided in this Release or in the Option Agreement.

     6.   No Assignment of Claims.  Each party represents and warrants that he/
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she/it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity whatsoever any claim, demand, duty, debt, liability, lien, obligation, action or cause of action herein released. Each party agrees to indemnify and hold the other harmless from and against any claim, demand, duty, debt, liability, lien, obligation, action, cause of action, cost and expense (including but not limited to attorneys' fees) asserted against or imposed upon or incurred by the other party based on, arising out of or in connection with any such assignment or transfer or purported assignment or transfer.
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     7.   Cancellation of Agreements; Entire Agreement.  All prior agreements
          --------------------------------------------
and understandings between the parties, written and oral and including but not limited to all of the agreements attached as Exhibits to Horowitz's Demand for Arbitration in the Arbitration, are hereby acknowledged to be cancelled, voided and of no force or effect whatsoever. Any and all existing option or warrants (other than the Option Agreement) that Horowitz may hold or claim to hold with respect to Harmony are hereby cancelled, voided and of no force or effect. This Release, the Consulting Agreement and the Option Agreement constitute the entire agreement and understanding between the parties concerning the subject matter hereof, and supersede and replace all prior negotiations, proposed agreements and agreements, written and oral, relating to the subject matter hereof.

     8.   Options.  Concurrent with the execution and delivery of this Release,
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Harmony and Horowitz shall enter into the Option Agreement.

     9.   Liability Denied.  Each party acknowledges and agrees that this
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Release affects the claims of each party against the other party which were denied and contested by each other and that nothing contained in this Release shall be construed as an admission of liability by or on behalf of them, by whom liability is expressly denied.

     10.  California Law.  This Release shall be interpreted, construed and
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governed by, in accordance with and consistent with the laws of the State of
California, which shall apply in all respects, including statutes of limitation, to any disputes or controversies arising out of or pertaining to this Release.

     11.  Counterparts.  This Release may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same document.

     12.  Grammar.  Whenever required by the context hereof, the singular shall
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be deemed to include the plural, the plural shall be deemed to include the singular; the masculine, the feminine and neuter gender shall be deemed to include the others.

     13.  Additional Documents.  Each party agrees that he/she/it shall execute
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and, if appropriate, acknowledge any and all additional and other documents, checks, drafts, instruments and writings which may be necessary or reasonable to facilitate the purposes of this Release.

     14.  Binding Effect.  All terms, conditions and covenants of this Release
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shall be applicable to and binding upon, and shall inure to the benefit of, each party's directors, officers, agents, principals, employees, attorneys, heirs, executors, administrators, assigns, parents, subsidiaries, affiliates, divisions, predecessors and successors.

     15.  Severability.  In the event that any term, provision, condition or
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other portion of this Release is determined to be invalid, void or unenforceable by a forum of competent jurisdiction, the same shall not affect any other term, provision, condition or other portion
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hereof, and the remainder of this Release shall remain in full force and effect, as if such invalid, void or unenforceable term, provision, condition or other portion of this Release did not appear herein.

     16.  No Third Party Claim.  Horowitz, on behalf of himself and on behalf of
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the Agents of Horowitz, covenants, represents and warrants that he/she/it/they shall not hereafter assert any claim, liability, demand or cause of action against any third party or any director, officer, agent, principal, employee, attorney, heir, executor, administrator, assign, parent, subsidiary, affiliate, division, predecessor or successor of any third party for any contract, transaction, act, cause, matter, thing or representation involving or relating to any matter released by this Release. Horowitz shall indemnify and hold Harmony and the Agents of Harmony harmless from and against any and all claims, liabilities, demands, causes of action, costs and expenses (including but not limited to attorneys' fees) asserted against or imposed upon or incurred by Harmony or by the Agents of Harmony, based on, arising out of or in connection with the assertion by Horowitz of any such claim, liability, demand or cause of action against a third party.

     17.  Counsel.  Each party does hereby expressly acknowledge that he/she/it
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has been represented by independent counsel of his/her/its own choice in connection with this Release, the Consultation Agreement and Option Agreement and that he/she/it has been fully advised of his/her/its rights under applicable law and of the facts as ascertained by his/her/its counsel.

     18.  Attorneys' Fees.  In the event that any suit in law or equity or
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arbitration is instituted to enforce or interpret any part of this Release or the Option Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to recover costs of suit incurred therein, and to also recover as an element of such costs (but not as damages) reasonable attorneys fees incurred by such prevailing party. For purposes of this Release and the Option Agreement, the term "prevailing party" shall be the party who is entitled to recover costs of suit, whether or not the proceeding is brought to final judgment or award. A party not entitled to recover costs shall not recover attorneys' fees. No sum of attorneys' fees shall be included in any computation of the amount of judgment or award for purposes of determining whether a party is entitled to recover costs or attorneys' fees.

     IN WITNESS WHEREOF, this Release has been executed and made effective as of the date and in the place first written above.


HARMONY                                  HOROWITZ



By:
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     Harvey Bibicoff, Chairman           Gary Horowitz